UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

General Enterprise Ventures, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	033-55254-38	87-0485313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1740H Del Range Blvd, Suite 166

Cheyenne, WY 82009

(Address of principal executive offices) (zip code)

800-401-4535

(Registrant’s telephone number, including area code)

________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Change in Auditing Firm:

Effective April 25th, 2022 – General Enterprise Ventures, Inc. has approved the appointment of John Costa and Jeffrey Pomerantz as independent directors to the ‘GEVI’ Board of Directors.

John Costa, Age 53, has over 30 years experience in the IT industry; which includes an employment history with several Fortune 100 & 500 companies. His areas of IT practice were diversified in Technological Development, Product Design, Modalities and Applications, Artificial Intelligence, Augmented Reality, Virtual and Practical Design, and Website Design. Mr. Costa has a deep grasp of what is capable and possible from a technical and usability standpoint.

Jeffrey Pomerantz, Age 77, has over 50 years of experience in Consulting, Promotional Marketing, Manufacturing, Sales, and Distribution. Mr. Pomerantz has provided invaluable assistance with many IPO’s and Corporate Up-Listings; additionally, he has a variety of international connections to resources and networks that create product distribution channels throughout the world.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Enterprise Ventures, Inc.

Date: April 25, 2022	By:	/s/ Joshua Ralston
Chief Executive Officer